Exhibit 99.1
FIRST FINANCIAL HOLDINGS, INC.
2440 Mall Drive – Charleston, S.C. 29406
843-529-5933 – FAX: 843-529-5883

NEWS	NEWS	NEWS	NEWS	NEWS

Contact:	Dorothy B. Wright
Vice President/Investor Relations
and Corporate Secretary
(843) 529-5931 / (843) 729-7005 dwright@firstfinancialholdings.com

 FIRST FINANCIAL HOLDINGS, INC.
ANNOUNCES FIRST QUARTER FISCAL 2010 RESULTS

Charleston, South Carolina (January 27, 2010) – First Financial Holdings, Inc. (“First Financial” or the “Company”) (NASDAQ GSM: FFCH), the holding company for First Federal Savings and Loan Association of Charleston (“First Federal” or the “Association”), today reported results for the first quarter of its fiscal year ending September 30, 2010.  The net loss for the quarter ended December 31, 2009 was $4.5 million compared to a $6.5 million loss from the comparative quarter ended December 31, 2008.  Basic and diluted loss per share was $0.28 for the current quarter, compared to $0.56 per basic and diluted loss per share for the quarter ended December 31, 2008.  Including the preferred stock dividend and related accretion, the net loss to common shareholders was $5.5 million, or $0.33 per diluted share, for the first quarter, compared to a net loss of $6.8 million, or $0.58 per diluted share, for the first quarter one year ago.

President and Chief Executive Officer A. Thomas Hood commented, “Our core operating results remain strong.  We have added several very talented bankers to our team.  As we navigate through this difficult environment, they will make important contributions.  We are devoting significant resources to the monitoring and early recognition of potential problems in our loan portfolio and to the development of new customer relationships.”

The Company recognized a provision for loan losses of $25.3 million for the quarter ended December 31, 2009 compared to $21.3 million for the quarter ended September 30, 2009, and $20.5 million for the quarter ended December 31, 2008.  As President and CEO Hood explained in our January 8, 2010 press release, “This higher than historical provision results from asset quality downgrades to land loans and acquisition and development loans.  This deterioration is the result of weakness in the economy and further decline in real estate values.”   The Company increased its allowance for loan losses as a percent of total loans from 257 basis points during the quarter ended September 30, 2009 to 278 basis points during the quarter ended December 31, 2009.  Problem assets, which include non-accrual loans, accruing loans 90 days or more past due and real estate owned, as a percentage of total assets were 3.73% at December 31, 2009 compared with 2.92% at September 30, 2009 and 1.33% at December 31, 2008.  The Company’s loan loss reserve coverage of non-performing loans, defined as total reserves for loan losses divided by non-accrual loans and accruing loans 90 days or more past due was 67.6% at December 31, 2009 compared to 85.0% at September 30, 2009 and 118.0% at December 31, 2008.  Hood continued, “Our Loss Mitigation Team remains very committed to working with borrowers searching for alternatives to mortgage foreclosure.  In fact, our latest Foreclosure Prevention Clinic was held this past Saturday, January 23, 2010.”

Compared with the quarter ended September 30, 2009, the net interest margin decreased by five basis points from a net interest margin of 3.99% to 3.94% for the quarter ended December 31, 2009.  Net interest income for the quarter ended December 31, 2009 was $32.9 million, decreasing from $34.1 million or 3.4% for the linked quarter ended September 30, 2009.  Hood commented, “Our net interest margin decreased due to a slightly more competitive deposit rate market and due to increased balances in non-accruing loans.  We remain very focused on increasing our core deposits and developing long-term customer relationships across our entire footprint.”

Mortgage banking income was $2.4 million for the first quarter of fiscal 2010, a decrease of $261 thousand or 9.8% for the linked quarter ended September 30, 2009 and an increase of $651 thousand or 37.0% for the comparative quarter ended December 31, 2008.  The Company continues its strategy of having certain economic hedging strategies in place to protect the value of our capitalized mortgage servicing asset from interest rate risk.

During the quarter ended December 31, 2009, there was further deterioration in our bank trust preferred collateralized debt obligations (“CDOs”) portfolio.   As a result, the Company recognized a credit- related other than temporary impairment (OTTI) charge totaling $235 thousand on six CDOs comprised of bank trust preferred securities and $259 thousand on one private label collateralized mortgage obligation (“CMO”).  Total CDOs, comprised of bank trust preferred securities, was $4.9 million or less than 1.0% of our total investment portfolio at December 31, 2009.

On December 10, 2009, First Federal announced the donation of our building, located on Coit Street in Florence, South Carolina, to the Greater Florence Chamber of Commerce.  Hood commented “The Chamber needs a new space to better accommodate its staff while maintaining a downtown presence.  At the same time, First Federal intends to occupy a smaller, more efficient space and no longer needs the amount of square footage this office contains.”  The accounting treatment of this donation increased both our gains on disposition of assets and other expenses.  The net tax benefit of this donation for fiscal 2010 is $636 thousand.

Total other income was $15.1 million for the first quarter of fiscal 2010 compared to $15.4 million for the fourth quarter of fiscal 2009 and $11.3 million for the quarter ended December 31, 2008.  Total revenues, defined as net interest income plus total other income, excluding gains on sales of investments and gains on disposition of assets, increased to $46.7 million for the quarter ended December 31, 2009, an increase of $10.4 million, or 28.5%, from $36.3 million during the comparable quarter ended December 31, 2008.

Total other expense increased by $4.0 million, or 14.9%, to $30.6 million for the quarter ended December 31, 2009 compared to $26.6 million for the quarter ended December 31, 2008.  Salary and employee benefits costs and occupancy costs increased year over year as a result of additional staff due to the acquisition of the operations of Cape Fear Bank and American Pensions, Inc.

Hood continued, “While current economic conditions continue to present varied challenges for our markets and for all financial institutions, our Board of Directors, officers and employees remain committed to finding the best financial solutions for our customers and the best results for our shareholders.”

As of December 31, 2009, First Financial’s total assets were $3.5 billion, loans receivable totaled $2.6 billion and deposits were $2.3 billion.  Stockholders’ equity was $354.5 million and book value per common share totaled $17.52 at December 31, 2009.  First Federal’s capital ratio (i.e., equity divided by assets) was 7.9% at December 31, 2009, compared to 7.9% and 5.9% at September 30, 2009 and December 31, 2008, respectively.  Tangible equity to assets was 7.7% at December 31, 2009, compared to 7.7% and 6.9% at September 30, 2009 and December 31, 2008, respectively.  As of December 31, 2009, First Federal remained categorized “well capitalized” under regulatory standards.

As a participant in the Treasury’s Capital Purchase Program, the Company continues to use this capital to help borrowers avoid foreclosures in our markets, and to expand our loan and investment portfolios.  The Company paid a dividend of $813 thousand to the U.S. Treasury for its investment during the first quarter of fiscal 2010.

On September 29, 2009, the Company raised $65.0 million through a public offering by issuing 4,193,550 shares of common stock at a price of $15.50 per share.  Subsequently, on October 9, 2009 the Company announced that the underwriters fully exercised their over-allotment option, resulting in the issuance of an additional 629,032 shares.  Including the over-allotment option, the net proceeds to the Company after deducting underwriting discounts, commissions and estimated offering expenses were approximately $69.8 million.

First Financial is the holding company for First Federal Savings and Loan Association of Charleston, which operates 65 offices located in the Charleston metropolitan area, Horry, Georgetown, Florence and Beaufort counties in South Carolina and Brunswick, New Hanover and Pender counties in coastal North Carolina offering banking, trust and pension administration services.  The Company also provides insurance and brokerage services through First Southeast Insurance Services, The Kimbrell Insurance Group and First Southeast Investor Services.

NOTE:  A. Thomas Hood, President and CEO of the Company, and R. Wayne Hall, Executive Vice President and CFO, will discuss these results in a conference call at 2:00 PM (EST), January 27, 2010.  The call can be accessed via a webcast available on First Financial’s website at www.firstfinancialholdings.com.

Forward Looking Statements

Certain matters in this news release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among others, expectations of the business environment in which the Company operates, projections of future performance, including operating efficiencies, perceived opportunities in the market, potential future credit experience, and statements regarding the Company’s mission and vision. These forward-looking statements are based upon current management expectations, and may, therefore, involve risks and uncertainties. Management’s ability to predict results or the effect of future plans or strategies is inherently uncertain. The Company’s actual results, performance or achievements may differ materially from those suggested, expressed or implied by forward-looking statements as a result of a wide range of factors including, but not limited to, the general business environment, general economic conditions nationally and in the States of North and South Carolina, interest rates, the North and South Carolina real estate markets, the demand for mortgage loans, the credit risk of lending activities, including changes in the level of and trend of loan delinquencies and charge-offs, results of examinations by our banking regulators, our ability to successfully integrate any assets, liabilities, customers, systems, and management personnel we have acquired or may in the future acquire into our operations and our ability to realize related revenue synergies and cost savings within expected time frames and any goodwill charges related thereto, competitive conditions between banks and non-bank financial services providers, regulatory changes and other risks detailed in the Company’s reports filed with the Securities and Exchange Commission (“SEC”), including the Annual Report on Form 10-K for the fiscal year ended September 30, 2009. Accordingly, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on these statements.

Such forward-looking statements may include projections.  Such projections were not prepared in accordance with published guidelines of the American Institute of Certified Public Accountants or the SEC regarding projections and forecasts nor have such projections been audited, examined or otherwise reviewed by independent auditors of the Company.  In addition, such projections are based upon many estimates and inherently subject to significant economic and competitive uncertainties and contingencies, many of which are beyond the control of management of the Company.  Accordingly, actual results may be materially higher or lower than those projected.  The inclusion of such projections herein should not be regarded as a representation by the Company that the projections will prove to be correct.  The Company does not undertake to update any forward-looking statement that may be made on behalf of the Company.

For additional information about First Financial, please visit our web site at www.firstfinancialholdings.com or contact Dorothy B. Wright, Vice President-Investor Relations and Corporate Secretary, (843) 529-5931.

FIRST FINANCIAL HOLDINGS, INC.
Unaudited Condensed Consolidated Financial Highlights
(in thousands, except share data)

	Three Months Ended
Statements of Income	12/31/09	12/31/08	09/30/09

Interest income	$48,100	$43,984	$49,815
Interest expense	15,212	18,853	15,764
Net interest income	32,888	25,131	34,051
Provision for loan losses	(25,327)	(20,471)	(21,280)
Net interest income after provision	7,561	4,660	12,771
Other income
Brokerage fees	496	480	532
Insurance revenues	5,423	5,245	5,918
Impairment on investment securities	(494)	(2,144)	(614)
Service charges and fees on deposit accounts	5,817	5,669	5,865
Mortgage banking income	2,411	1,760	2,672
Gains on disposition of assets	1,275	52	37
Other	166	197	981
Total other income	15,094	11,259	15,391
Other expenses
Salaries and employee benefits	17,878	17,162	18,227
Occupancy costs	2,444	2,145	2,446
Marketing	568	650	586
Furniture and equipment expense	2,139	1,495	2,277
Other	7,522	5,144	7,089
Total other expenses	30,551	26,596	30,625

Income (loss) before income taxes	(7,896)	(10,677)	(2,463)
Provision for income taxes	(3,364)	(4,130)	(1,199)
Net income (loss)	(4,532)	(6,547)	(1,264)

Preferred stock dividend	813	235	802
Accretion on preferred stock discount	136	42	127
Net income (loss) available to common shareholders	$(5,481)	$(6,824)	$(2,193)

Earnings (loss) per share net income:
Basic	$(0.28)	$(0.56)	$(0.11)
Diluted	$(0.28)	$(0.56)	$(0.11)
Earnings (loss) per share available to common shareholders:
Basic	$(0.33)	$(0.58)	$(0.19)
Diluted	$(0.33)	$(0.58)	$(0.19)

Average number shares outstanding	16,464	11,694	11,791
Average number diluted shares outstanding	16,464	11,694	11,791

Ratios:
Return on average equity	-5.14%	-12.98%	-1.57%
Return on average assets	-0.52%	-0.87%	-0.14%
Net interest margin	3.94%	3.48%	3.99%
Total other expense / average assets	3.50%	3.54%	3.44%
Efficiency ratio (1)	60.20%	68.20%	60.46%
Net charge-offs / average loans, annualized	3.04%	0.49%	1.10%

(1) Excludes from income: gains / (losses) on sales of securities, net real estate operations, gains on disposition of assets, realized impairment on investments, VISA litigation, and non-recurring donation expense.

Please Note: Certain prior period amounts have been reclassified to conform to current period presentation.

FIRST FINANCIAL HOLDINGS, INC.
Unaudited Condensed Consolidated Financial Highlights
(in thousands, except share data)

Statements of Financial Condition	12/31/09	12/31/08	09/30/09

Assets
Cash and cash equivalents	$66,429	$62,334	$78,070
Investments	81,407	57,585	82,298
Mortgage-backed securities	465,983	403,797	478,980
Loans receivable, net	2,570,668	2,334,254	2,593,269
Loan held for sale	22,903	11,804	25,603
Office properties, net	80,113	82,322	81,021
Real estate owned	20,864	5,346	22,002
Intangible assets	38,495	36,156	37,961
Mortgage servicing rights	12,411	8,225	11,166
FDIC indemnification receivable, net	64,130	-	62,754
Other assets	52,745	35,470	37,163

Total Assets	$3,476,148	$3,037,293	$3,510,287

Liabilities and Stockholders' Equity
Deposits	$2,277,439	$1,926,624	$2,303,611
Advances from FHLB	565,622	746,000	492,751
Other borrowings	228,204	125,204	305,205
Other liabilities	50,429	19,387	57,071

Total Liabilities	3,121,694	2,817,215	3,158,638

Stockholders’ equity
Stockholders’ equity	454,380	358,508	451,279
Treasury stock	(103,563)	(103,563)	(103,563)
Accumulated other comprehensive income (loss)	3,637	(34,867)	3,933

Total stockholders’ equity	354,454	220,078	351,649

Total liabilities and stockholders’ equity	$3,476,148	$3,037,293	$3,510,287

Stockholders’ equity to total assets	10.20%	7.25%	10.02%

Common shares outstanding	16,526	11,697	15,897

Book value per common share	$17.52	$13.26	$18.03
Tangible book value per common share	$15.19	$10.17	$15.64

Credit quality - quarterly results
Total reserves for loan losses	$73,534	$41,528	$68,473
Loan loss reserves / loans	2.78%	1.74%	2.57%
Reserves / non-performing loans	67.55%	118.02%	85.00%
Provision for losses	$25,327	$20,471	$21,280
Net loan charge-offs	$20,266	$2,933	$7,307

Problem assets
Non-accrual loans	$108,742	$35,070	$80,432
Accruing loans 90 days or more past due	124	116	121
REO through foreclosure	20,864	5,346	22,002
Total	$129,730	$40,532	$102,555
As a percent of total assets	3.73%	1.33%	2.92%

First Financial Holdings, Inc.
As of the Quarter Ended (Unaudited)
(dollars in thousands)

BALANCE SHEET	12/31/09	09/30/09	06/30/09	03/31/09	12/31/08	09/30/08	06/30/08	03/31/08	12/31/07
Assets
Cash and investments	$147,836	$160,368	$177,121	$118,555	$119,919	$123,918	$134,495	$142,360	$137,844
Loans receivable, net	2,570,668	2,593,269	2,609,498	2,333,846	2,334,254	2,324,537	2,263,965	2,218,027	2,184,611
Loans held for sale	22,903	25,603	63,311	48,319	11,804	8,731	4,519	14,031	10,361
Mortgage-backed securities	465,983	478,980	522,355	538,402	403,797	351,110	353,257	370,848	345,397
Office properties and equip.	80,113	81,021	81,136	81,751	82,322	78,796	77,732	76,766	74,850
Real estate owned	20,864	22,002	12,927	6,312	5,346	4,286	5,442	4,310	2,748
FDIC indemnification, net	64,130	62,754	61,541	-	-	-	-	-	-
Other assets	103,651	86,290	79,177	79,354	79,851	82,616	84,618	62,162	61,896
Total assets	$3,476,148	$3,510,287	$3,607,066	$3,206,539	$3,037,293	$2,973,994	$2,924,028	$2,888,504	$2,817,707
Liabilities
Deposits	$2,277,439	$2,303,611	$2,341,055	$1,995,057	$1,926,624	$1,851,102	$1,865,261	$1,875,099	$1,806,585
Advances-FHLB	565,622	492,751	492,880	609,000	746,000	818,000	747,000	719,000	708,000
Other borrowed money	228,204	305,205	420,204	310,204	125,204	75,205	69,204	52,204	52,206
Other liabilities	50,429	57,071	59,898	38,043	19,387	46,209	54,585	55,609	63,650
Total liabilities	3,121,694	3,158,638	3,314,037	2,952,304	2,817,215	2,790,516	2,736,050	2,701,912	2,630,441
Total stockholders' equity	354,454	351,649	293,029	254,235	220,078	183,478	187,978	186,592	187,266
Total liabilities and stockholders' equity	$3,476,148	$3,510,287	$3,607,066	$3,206,539	$3,037,293	$2,973,994	$2,924,028	$2,888,504	$2,817,707

Total shares o/s	16,526	15,897	11,699	11,699	11,697	11,692	11,674	11,663	11,657
Book value per share	$17.52	$18.03	$19.49	$16.18	$13.26	$15.69	$16.10	$16.00	$16.07
Equity/assets	10.20%	10.02%	8.12%	7.93%	7.25%	6.17%	6.43%	6.46%	6.65%

AVERAGE BALANCES
Total assets	$3,493,218	$3,558,677	$3,613,406	$3,121,916	$3,005,644	$2,949,011	$2,906,266	$2,853,106	$2,764,539
Earning assets	3,311,040	3,382,326	3,427,813	3,004,582	2,867,614	2,763,247	2,714,252	2,655,387	2,584,426
Gross Loans	2,652,972	2,662,870	2,661,990	2,418,595	2,368,767	2,314,352	2,269,463	2,227,139	2,189,044
Costing liabilities	3,057,530	3,262,178	3,232,640	2,950,628	2,807,944	2,730,439	2,671,260	2,612,019	2,523,927
Deposits	2,293,892	2,419,451	2,168,056	2,031,280	1,931,978	1,875,748	1,884,688	1,841,855	1,841,414
Equity	353,052	322,339	288,061	237,157	201,778	185,728	187,302	186,961	186,506

First Financial Holdings, Inc.
(dollars in thousands)

	Quarter Ended (Unaudited)									Fiscal Year
	12/31/09	09/30/09	06/30/09	03/31/09	12/31/08	09/30/08	06/30/08	03/31/08	12/31/07	09/30/09	09/30/08
STATEMENT OF OPERATIONS
Total interest income	$48,100	$49,815	$51,266	$43,731	$43,984	$43,398	$43,219	$43,801	$44,355	$188,796	$174,772
Total interest expense	15,212	15,764	15,727	16,770	18,853	19,243	19,209	21,660	23,295	67,114	83,408
Net interest income	32,888	34,051	35,539	26,961	25,131	24,155	24,010	22,141	21,060	121,682	91,364
Provision for loan losses	(25,327)	(21,280)	(12,367)	(12,765)	(20,471)	(5,218)	(4,907)	(3,567)	(3,248)	(66,883)	(16,939)
Net int. inc. after provision	7,561	12,771	23,172	14,196	4,660	18,937	19,103	18,574	17,812	54,799	74,425
Other income
Gain on investment securities							4	645	100	-	750
Brokerage fees	496	532	383	632	480	672	665	906	680	2,028	2,923
Insurance revenues	5,423	5,918	6,535	6,966	5,245	6,352	7,420	6,771	4,287	24,667	24,830
Impairment on investment securities	(494)	(614)	(377)	(857)	(2,144)	(486)				(3,993)	(486)
Svc. chgs/fees-dep. accts	5,817	5,865	5,688	5,280	5,669	6,133	5,911	5,780	6,077	22,501	23,901
Mortgage banking income	2,411	2,672	986	2,652	1,760	821	1,826	2,961	1,849	8,070	7,456
Gains (losses) on disposition of properties	1,275	37	37	36	52	913	43	59	36	162	1,052
Other	166	981	(281)	(69)	197	663	375	738	700	826	2,475
Total other income	15,094	15,391	12,971	14,640	11,259	15,068	16,244	17,860	13,729	54,261	62,901
Other expenses
Salaries & employee benefits	17,878	18,227	15,640	13,636	17,162	14,697	16,603	15,965	18,007	64,666	65,271
Occupancy costs	2,444	2,446	2,215	2,129	2,145	2,120	2,037	2,001	2,053	8,935	8,210
Marketing	568	586	479	422	650	460	685	570	694	2,137	2,408
Furniture and equipment expense	2,139	2,277	2,202	1,572	1,495	1,629	1,438	1,374	1,426	7,546	5,867
Other	7,522	7,089	7,609	6,086	5,144	5,002	4,809	4,211	4,549	25,928	18,573
Total other expenses	30,551	30,625	28,145	23,845	26,596	23,908	25,572	24,121	26,729	109,212	100,329
Income (loss) before taxes	(7,896)	(2,463)	7,998	4,991	(10,677)	10,097	9,775	12,313	4,812	(152)	36,997
Provision for income taxes	(3,364)	(1,199)	2,842	1,872	(4,130)	3,789	3,873	4,783	1,915	(615)	14,359
Income before extraordinary items	(4,532)	(1,264)	5,156	3,119	(6,547)	$6,308	$5,902	$7,530	$2,897	$463	$22,638
Extraordinary items
Gain on acquisition, less income tax of $18,833			28,857							28,857
Net Income	(4,532)	(1,264)	34,013	3,119	(6,547)	6,308	5,902	7,530	2,897	29,320	22,638
Preferred stock dividend	813	802	813	813	235					2,663
Accretion on preferred stock discount	136	127	132	130	42					431
Net Income (loss) available to common shareholders	$(5,481)	$(2,193)	$33,068	$2,176	$(6,824)	$6,308	$5,902	$7,530	$2,897	$26,226	$22,638

Pre-tax, pre-provision earnings	$17,431	$18,817	$20,365	$17,756	$9,794	$15,315	$14,682	$15,880	$8,060	$66,731	$53,936

Note: Certain prior period amounts have been reclassified to conform to current period presentation.

Average shares o/s, basic	16,464	11,791	11,699	11,699	11,694	11,683	11,668	11,659	11,646	11,721	11,664
Average shares o/s, diluted	16,464	11,791	11,699	11,699	11,694	11,688	11,679	11,675	11,727	11,721	11,692
Earnings per share before extraordinary items -basic	$(0.28)	$(0.11)	$0.44	$0.27	$(0.56)	$0.54	$0.51	$0.65	$0.25	$0.04	$1.94
Earnings per share before extraordinary items -diluted	$(0.28)	$(0.11)	$0.44	$0.27	$(0.56)	$0.54	$0.51	$0.64	$0.25	$0.04	$1.94
Earnings per share Net Income -basic	$(0.28)	$(0.11)	$2.91	$0.27	$(0.56)	$0.54	$0.51	$0.65	$0.25	$2.50	$1.94
Earnings per share Net Income -diluted	$(0.28)	$(0.11)	$2.91	$0.27	$(0.56)	$0.54	$0.51	$0.64	$0.25	$2.50	$1.94
Earnings per share Available to common shareholders - basic	$(0.33)	$(0.19)	$2.83	$0.19	$(0.58)	$0.54	$0.51	$0.65	$0.25	$2.24	$1.94
Earnings per share Available to common shareholders - diluted	$(0.33)	$(0.19)	$2.83	$0.19	$(0.58)	$0.54	$0.51	$0.64	$0.25	$2.24	$1.94
Dividends paid per share, authorized	$0.05	$0.05	$0.05	$0.05	$0.255	$0.255	$0.255	$0.255	$0.255	$0.41	$1.02

First Financial Holdings, Inc.
(dollars in thousands)

	Quarter Ended (unaudited)									Fiscal Year
	12/31/09	09/30/09	06/30/09	03/31/09	12/31/08	09/30/08	06/30/08	03/31/08	12/31/07	09/30/09	09/30/08
OTHER RATIOS
Return on Average Assets	-0.52%	-0.14%	0.61%	0.40%	-0.87%	0.86%	0.81%	1.06%	0.42%	0.01%	0.79%
Return on Average Equity	-5.14%	-1.57%	7.54%	5.26%	-12.98%	13.59%	12.60%	16.11%	6.21%	0.17%	12.16%
Average yield on earning assets	5.76%	5.84%	6.00%	5.90%	6.08%	6.24%	6.40%	6.63%	6.81%	5.90%	6.53%
Average cost of paying liabilities	1.97%	1.90%	1.94%	2.29%	2.64%	2.80%	2.89%	3.34%	3.67%	2.18%	3.17%
Gross spread	3.79%	3.94%	4.06%	3.61%	3.44%	3.44%	3.51%	3.29%	3.14%	3.72%	3.36%
Net interest margin	3.94%	3.99%	4.16%	3.64%	3.48%	3.48%	3.56%	3.35%	3.23%	3.79%	3.41%
Operating exp./avg. assets	3.50%	3.44%	3.30%	3.06%	3.54%	3.24%	3.54%	3.37%	3.86%	3.26%	3.50%
Efficiency ratio	60.20%	60.46%	56.42%	55.74%	68.20%	61.36%	63.47%	61.39%	71.10%	59.62%	64.33%

Note: Average yields, costs and margins for prior periods adjusted to actual days

COMPOSITION OF GROSS LOAN PORTFOLIO
Mortgage Loans (1-4 Family)	$966,211	$949,518	$927,296	$882,511	$882,857	$886,488	$874,216	$871,774	$870,122
Construction Loans (1-4 Family)	32,804	41,133	56,683	56,438	67,980	70,396	73,064	75,590	76,169
Commercial Real Estate	436,842	435,298	435,923	322,663	314,516	307,903	291,712	286,316	278,948
Commercial Construction	48,439	53,219	47,397	41,490	39,380	40,827	36,791	31,142	27,274
Commercial Business Loans	88,728	96,559	106,053	93,024	95,638	89,764	90,070	85,797	83,831
Land - Residential	105,902	169,367	171,412	143,329	145,757	146,694	145,213	141,355	137,270
Land - Commercial	173,080	130,763	135,398	107,774	106,956	101,168	98,182	94,241	91,964
Home Equity Lines of Credit	400,803	394,075	394,794	356,281	344,526	325,354	301,184	284,696	273,399
Mobile Home Loans	250,124	244,214	239,043	232,515	227,698	223,476	218,312	211,657	206,909
Credit Cards	18,471	17,483	16,949	16,128	16,790	16,125	15,824	15,638	16,198
Marine	73,799	76,748	77,819	77,836	79,901	83,464	83,964	81,170	81,466
Other Consumer Loans	48,999	53,365	55,230	51,347	53,783	56,868	56,499	56,561	57,753
	2,644,202	2,661,742	2,663,997	2,381,336	2,375,782	2,348,527	2,285,031	2,235,937	2,201,303
Less:
Allowance for Loan Losses	73,534	68,473	54,499	47,490	41,528	23,990	21,066	17,910	16,692

Total	$2,570,668	$2,593,269	$2,609,498	$2,333,846	$2,334,254	$2,324,537	$2,263,965	$2,218,027	$2,184,611

Loans Held for Sale	$22,903	$25,603	$63,311	$48,319	$11,804	$8,731	$4,519	$14,031	$10,361

Note: The Composition of Gross Loans has been changed to collateral type consistent with 10Qs as filed with the SEC.

COMPOSITION OF DEPOSITS
Checking	$562,060	$527,795	$543,232	$500,750	$461,179	$474,301	$488,595	$483,472	$459,457
Passbook	153,674	154,342	145,541	137,853	126,261	129,466	133,414	130,863	127,694
Money Market	338,930	344,220	341,209	296,427	303,866	345,327	372,617	379,380	364,639
Core Deposits	1,054,664	1,026,357	1,029,982	935,030	891,306	949,094	994,626	993,715	951,790
Time Deposits	1,222,775	1,277,254	1,311,073	1,060,027	1,035,318	902,008	870,635	881,384	854,795
TOTAL DEPOSITS	$2,277,439	$2,303,611	$2,341,055	$1,995,057	$1,926,624	$1,851,102	$1,865,261	$1,875,099	$1,806,585

ASSET QUALITY
Non-accrual loans	$108,742	$80,432	$66,300	$54,769	$35,070	$20,557	$16,562	$12,800	$10,133
Loans 90 days or more past due	124	121	153	86	116	76	79	99	68
REO through foreclosure	20,864	22,002	12,927	6,312	5,346	4,286	5,442	4,310	2,748
	$129,730	$102,555	$79,380	$61,167	$40,532	$24,919	$22,083	$17,209	$12,949
LOAN AND REO LOSS RESERVES
Total reserves for loan losses	$73,534	$68,473	$54,499	$47,490	$41,528	$23,990	$21,066	$17,910	$16,692
Loan loss reserves/ loans	2.78%	2.57%	2.05%	1.99%	1.74%	1.02%	0.92%	0.80%	0.76%
Provision for losses	25,327	21,280	12,367	12,765	20,471	5,218	4,907	3,567	3,248
Net loan charge-offs	20,266	7,307	9,490	6,803	2,933	2,251	1,785	2,358	1,983
Net charge-offs/avg gross loans	0.76%	0.27%	0.36%	0.28%	0.12%	0.10%	0.08%	0.11%	0.09%
Annualized net charge-offs/avg gross loans	3.04%	1.10%	1.43%	1.13%	0.49%	0.39%	0.32%	0.43%	0.36%

First Financial Holdings, Inc.
(dollars in thousands)

	Quarter Ended (unaudited)
	12/31/09	09/30/09

COMPOSITION OF LOAN LOSSES (NET CHARGE OFFS)
Mortgage Loans (1-4 Family)	$1,328	$943
Construction Loans (1-4 Family)	807	569
Commercial Real Estate	1,022	166
Commercial Construction	953	-
Commercial Business Loans	652	654
Land - Residential	4,395	955
Land - Commercial	6,262	546
Home Equity Lines of Credit	2,618	1,549
Mobile Home Loans	745	866
Credit Cards	254	228
Marine Loans	612	377
Other Consumer Loans	618	454
	$20,266	$7,307

	12/31/09	09/30/09

COMPOSITION OF DELINQUENT AND NONACCRUAL LOANS
Mortgage Loans (1-4 Family)	$38,485	$33,423
Construction Loans (1-4 Family)	4,988	5,110
Commercial Real Estate	25,794	11,045
Commercial Construction	-	2,284
Commercial Business Loans	6,093	1,264
Land - Residential	19,339	24,830
Land - Commercial	34,449	22,850
Home Equity Lines of Credit	12,717	7,697
Mobile Home Loans	6,412	5,411
Credit Cards	239	224
Marine Loans	2,000	892
Other Consumer Loans	1,225	935
	$151,741	$115,965

	12/31/09	09/30/09

% OF DELINQUENT LOANS TO GROSS LOAN BALANCE
Mortgage Loans (1-4 Family)	3.98%	3.52%
Construction Loans (1-4 Family)	15.21%	12.42%
Commercial Real Estate	5.90%	2.54%
Commercial Construction	0.00%	4.29%
Commercial Business Loans	6.87%	1.31%
Land - Residential	18.26%	14.66%
Land - Commercial	19.90%	17.47%
Home Equity Lines of Credit	3.17%	1.95%
Mobile Home Loans	2.56%	2.22%
Credit Cards	1.29%	1.28%
Marine Loans	2.71%	1.16%
Other Consumer Loans	2.50%	1.75%
	5.74%	4.36%